As filed with the Securities and Exchange Commission on July 2, 1997

                                             Registration No. 333 - _______


                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
                  _______________________________________

                                 FORM S-8
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933
                  _______________________________________

                           CUC INTERNATIONAL INC.
          (Exact name of Registrant as Specified in its Charter)

                Delaware                               06-0918165
       (State or Other Jurisdiction                 (I.R.S. Employer
     of Incorporation or Organization)             Identification No.)

            707 Summer Street
          Stamford, Connecticut                             06901
  (Address of Principal Executive Offices)                (Zip Code)

               CUC International Inc. 1997 Stock Option Plan
           CUC International Inc. 1992 Employee Stock Option Plan
 CUC International Inc. 1992 Bonus and Salary Replacement Stock Option Plan
             Individual Option Agreements with Certain Employees
                         (Full Title of the Plans)
                 _______________________________________

                             Cosmo Corigliano
                          CUC INTERNATIONAL INC.
                            707 Summer Street
                       Stamford, Connecticut  06901
                 (Name and Address of Agent for Service)

                              (203) 324-9261
       (Telephone Number, Including Area Code, of Agent for Service)
                _______________________________________

                    CALCULATION OF REGISTRATION FEE


                                 Proposed     Proposed
Title Of                         Maximum      Maximum
Securities    Amount             Offering     Aggregate       Amount Of
To Be         To Be              Price        Offering        Registration
Registered    Registered         Per Share    Price           Fee
___________________________________________________________________________

Common Stock, 30,000,000 shares  $25.46875(1) $764,062,500(1) $231,534.09(1)
$.01 par value 1,600,000 shares  $20.50 (2)   $ 32,800,000(2) $  9,939.39(2)
____________________________________________________________________________
Total         31,600,000 shares               $796,862,500    $241,473.48


(1)  Pursuant to Rule 457(c) under the Securities Act of 1933
     (the "Securities Act"), the proposed maximum offering price and the registration fee are based on the average of the high and low prices per share of the Registrant's Common Stock reported on the New York Stock Exchange Composite Tape on June 30, 1997.

(2) Pursuant to Rule 457(h) under the Securities Act, the proposed maximum offering price and the registration fee are based on the exercise price of options outstanding.


                             PART I

          INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

     The documents containing the information specified in this
Part I will be sent or given to all participants in the CUC
International Inc. 1997 Stock Option Plan (the "1997 Plan"), the
CUC International Inc. 1992 Employee Stock Option Plan (the "1992
Plan"), the CUC International Inc. 1992 Bonus and Salary
Replacement Stock Option Plan (the "Replacement Plan") and the
employee recipients of certain individual option agreements (the "Non-Plan Grants"; collectively, with the 1997 Plan, the 1992
Plan and the Replacement Plan, the "Plans"), as specified by Rule
428(b)(1) under the Securities Act.   Such documents are not
filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

     With respect to the 1992 Plan, the contents of the Registrant's earlier registration statements on Form S-8, filed January 10, 1994 (Registration No. 33-74066), April 27, 1995 (Registration No. 33-91658), January 26, 1996 (Registration No.333-00475) and May 7,1996 (Registration No. 333-03237) are incorporated herein by reference.

     With respect to the Replacement Plan, the contents of the Registrant's earlier registration statements on Form S-8, filed March 2, 1993
(Registration No. 33-58896), April 27, 1995 (Registration No. 33-91656) and May 7, 1996 (Registration No. 333-03241) are incorporated herein by reference.

                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The following documents previously filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1997; and

(b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1997; and

(c)  The Registrant's Current Reports on Form 8-K dated February
     4, 1997, February 13, 1997, February 26, 1997, March 17,
     1997 and May 29, 1997; and

(d) Description of the Registrant's common stock, par value $.01 per share ("Common Stock"), contained in the Registrant's Registration Statements on Form 8-A, as filed with the Commission on July 27, 1984 and August 15, 1989, including any amendment or report filed with the Commission for the purpose of updating such description.

     All documents and reports subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          Jeffrey A. Gershowitz, Esq., has rendered an opinion on the validity of the securities being registered under the Plans pursuant to this Registration Statement. Mr. Gershowitz is a vice president and associate general counsel of the Comp-U-Card Division of the Registrant. A copy of this opinion is attached as Exhibit 5 to this Registration Statement. Mr. Gershowitz holds shares of Common Stock and options to acquire shares of Common Stock.

Item 6. Indemnification of Directors and Officers

        Section 145 of the General Corporation Law of the State of Delaware (the "GCL") empowers a Delaware corporation to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee of agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorney's fees) which he or she actually and reasonably incurred in connection therewith.

       The Registrant's By-Laws contain provisions that provide for indemnification of officers and directors to the full extent permitted by, and in the manner permissible under, the GCL.

       As permitted by Section 102(b)(7) of the GCL, the Registrant's Restated Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

Item 7. Exemption from Registration Claimed

        No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8. Exhibits

        4.1  CUC International Inc. 1997 Stock Option Plan
             (filed as Exhibit 10.23 to the Registrant's Form 10-Q for the period ended April 30, 1997).*
        4.2  Form of Stock Option Contract - 1997 Stock Option
             Plan (filed as Exhibit 10.24 to the Registrant's Form 10-Q for the period ended April 30,1997).*
        4.3  CUC International Inc.  1992 Employee Stock Option Plan
        4.4  Form of Stock Option Contract -- 1992 Employee Stock
             Option Plan
        4.5 CUC International Inc. 1992 Bonus & Salary Replacement Stock Option Plan
        4.6 Form of Stock Option Contract - 1992 Bonus & Salary Replacement Stock Option Plan
        4.7  Form of Non-Plan Grant Option Contract with Certain
             Employees
        5.   Opinion of Jeffrey A. Gershowitz, Esq. as to the
             legality of the securities being registered
       15.   Letter re:  Unaudited Interim Financial Information
       23.1  Consent of Ernst & Young LLP
       23.2  Consent of Deloitte & Touche LLP
       23.3  Consent of KPMG Peat Marwick LLP
       23.4  Consent of Price Waterhouse LLP
       23.5  Consent of Jeffrey A. Gershowitz, Esq. (included
             in the opinion filed as Exhibit 5 hereto)
       24.   Powers of Attorney of certain officers and directors
             of the Registrant (included on the signature page of this Registration Statement)
_______________________
* Incorporated by reference.


Item 9. Undertakings

        a.   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales
                are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events
                     arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in theaggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to
                     the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                provided, however, that paragraphs (a)(1)(i) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
                Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     b. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 2nd day of July, 1997.

                           CUC INTERNATIONAL INC.

                         By: /s/ Walter A. Forbes
                             Walter A. Forbes
                             Chief Executive Officer and Chairman of
                                the Board of Directors

                          POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Walter A. Forbes and E. Kirk Shelton, and each and either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                       Title                         Date

/s/ Walter A. Forbes      Chief Executive Officer and          July 2, 1997
Walter A. Forbes           Chairman of the Board (Principal
                           Executive Officer)

/s/ Cosmo Corigliano      Senior Vice President and Chief      July 2, 1997
Cosmo Corigliano           Financial Officer (Principal
                           Financial and Accounting Officer)

/s/ Bartlett Burnap              Director                      July 2, 1997
Bartlett Burnap

/s/ T. Barnes Donnelley          Director                      July 2, 1997
T. Barnes Donnelley

/s/ Stephen A. Greyser           Director                      July 2, 1997
Stephen A. Greyser

/s/ Christopher K. McLeod        Director                      July 2, 1997
Christopher K. McLeod

/s/ Burton C. Perfit             Director                      July 2, 1997
Burton C. Perfit

/s/ Robert P. Rittereiser        Director                      July 2, 1997
Robert P. Rittereiser

/s/ Stanley M. Rumbough, Jr.     Director                      July 2, 1997
Stanley M. Rumbough, Jr.

/s/ E. Kirk Shelton              Director                      July 2, 1997
E. Kirk Shelton

/s/ Kenneth A. Williams          Director                      July 2, 1997
Kenneth A. Williams

                         EXHIBIT INDEX


Exhibit Number      Description                                      Page

4.1 CUC International Inc. 1997 Stock Option Plan (filed as Exhibit 10.23 to the Registrant's Form 10-Q for the period ended April 30, 1997).*

4.2             Form of Stock Option Contract - 1997 Stock Option
                Plan (filed as Exhibit 10.24 to the Registrant's
                Form 10-Q for the period ended April 30, 1997).*

4.3             CUC International Inc. 1992 Employee Stock Option Plan

4.4             Form of Stock Option Contract -- 1992 Employee Stock
                Option Plan

4.5             CUC International Inc. 1992 Bonus & Salary Replacement
                Stock Option Plan

4.6 Form of Stock Option Contract -- 1992 Bonus & Salary Replacement Stock Option Plan

4.7             Form of Non-Plan Grant Option Contract with Certain
                Employees

5 Opinion of Jeffrey A. Gershowitz, Esq. as to legality of the securities being registered

15.             Letter re:  Unaudited Interim Financial Information

23.1            Consent of Ernst & Young LLP

23.2            Consent of Deloitte & Touche LLP

23.3            Consent of KPMG Peat Marwick LLP

23.4            Consent of Price Waterhouse LLP

23.5 Consent of Jeffrey A. Gershowitz, Esq. (included in the opinion filed as Exhibit 5 hereto)

24 Powers of Attorney of certain officers and directors of the Registrant (included on the signature page of this Registration Statement)

____________________________
*  Incorporated by reference.